COACHMEN INDUSTRIES

2007 Annual Meeting – ‘Informal’ Comments

2007 ANNUAL SHAREHOLDERS MEETING

INFORMAL COMMENTS

May 3, 2007

R. M. Lavers:

My informal remarks today will provide an overview of 2006.  I will also briefly comment on our results for the First Quarter of 2007, released last week.  For your ease of reference, copies of our 2006 Annual Report and First Quarter Earnings Release are available on the table in the back of the room.

Before we start, let me offer a cautionary note that statements made during this presentation that are not historical facts, including those regarding future growth, corporate performance or products, may be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Many factors could cause actual results to differ materially from those expressed in the forward-looking statements.  Information on the risks and factors that could affect our results may be found in our recent SEC filings.

While I am pleased to be here at my first annual shareholders meeting as your CEO, I certainly would rather it had been to report more positive results.  As you know, our financial performances in 2005 and 2006 were the culmination of a series of tough years for Coachmen.  Revenues from continuing operations fell from $802 million in 2004, to $702 million in 2005, and then again to $564 million in 2006.  Correspondingly, the Company incurred significant losses in 2005 and 2006, closing 2006 with a book loss of $32 million.  Even though $25 million of this loss was a non-cash “booked loss” due to accounting rules requiring the write-down of tax loss carry-forwards, which remain available to offset future profits, clearly the Company can not continue with this trend.

However, business conditions in both of our industry segments were simply dreadful in 2006, and have not yet begun to recover.  This is the first time since we have been in the modular homes business that both our recreational vehicle and our housing businesses have suffered severe downturns at the same time.  In RV’s, Class A motorized wholesale shipments declined industry wide in 2006 for the second year in a row, falling 18% in 2005 and another 13% in 2006.  Despite an early boost due to sale of units for emergency housing in the wake of Hurricane Katrina, market weakness rapidly spread to towables in the second half of 2006.  On the housing side, the deflating of the housing bubble ultimately affected all of the markets where we operate.  Overall housing starts were down 14.7%, and new house inventories were up 5.5% in 2006.  The weakness in housing has continued in 2007, and the recent problems in the sub-prime mortgage market has created additional challenges throughout the housing and mortgage sector.

Regardless of the difficult market conditions, I am happy to have this opportunity to speak to our shareholders, executives and business partners.  Rather than regurgitate numbers we have already announced, I will talk about what is happening at our Company.  As you know, late in the third quarter of 2006, the leadership of the Company completely changed.  The new Leadership team was introduced earlier today.  We also made management changes at several

COACHMEN INDUSTRIES

2007 Annual Meeting – ‘Informal’ Comments

of our All American Homes subsidiaries, and recruited a new Vice President of Finance and Strategic Sourcing for the RV Group.

I am very pleased with the skills and abilities of our new management team.  We are working together extremely well.  Given time, I am confident that this team will return Coachmen to profitability.  However, turnarounds such as this take time.  We will not be able to do it all in one bite, as the financial results for the first quarter of 2007 demonstrate.  Nonetheless, this team is doing all the right things – managing the balance sheet during tough economic times, while changing our processes and introducing innovative new products and services to serve as the foundation for our future.

I believe that one of the key attributes leadership demands is the ability to bring people together around a common purpose and mission, and to encourage people to step-up at all levels.  The leader must determine the direction, set the pace, and applaud the effort.  Accordingly, one of my first tasks was to chart a strategy to turn around our performance and articulate a clear path for the future of our businesses.  Because a strategy is best understood and embraced by people who help formulate it, I held a series of separate meetings with the leadership teams of both the RV and Housing groups, to thoroughly and openly discuss our current situation, our strengths and weaknesses, our opportunities, and our problems.  Together, we developed a vision and a strategy, first for the RV Group, and most recently, for the Housing Group.  The Vision and Strategy statements for both groups are posted here for your perusal, RV here, and Housing there.  I believe you can readily see that they are each clear, understandable statements as to how we are going to reinvigorate both of our businesses.  They have been enthusiastically embraced by our employees, and also by our dealers.  The bedrock principles of the vision for both segments are quality – Quality is our first priority – innovation – because quality is fundamental to our success, but quality alone is not enough – design – because exciting designs, the “wow” factor, drive sales – and simplicity – we are committed to being easy to do business with, the partner of choice for our dealers and our builders.

In the RV business, we also completed specific brand charters for each of our products and models, clarifying for our employees, our dealers, and our customers exactly what is the promise and purpose of each of our brands.  Rather than trying to be all things to all people, we have deliberately chosen to narrow our focus on specific target markets.  We are using the brand charters to filter the design and pricing our products to insure they are aimed squarely at the needs of our targeted markets.  Further, we recognized that RV’ing is all about fun, and to be fun, the RV experience must be trouble free.  RV’s should be the ultimate in the easy lifestyle – easy to buy, easy to operate, easy to enjoy and easy to maintain, and Coachmen should be easy to business with as a Company.

In our housing business, we recognized that we do not offer a product at all – we offer services, design and construction services, to be exact.  We do not build houses, place them on lots, and sell them.  Instead, home builders come to us with their ideas, and we help them build the house of their customer’s dreams.  This realization changed the prism through which we look at our housing business.

I also believe that in order to maximize performance, and to encourage people to step up and lead, at all levels, we must create a high-performance business culture.  A high performance

COACHMEN INDUSTRIES

2007 Annual Meeting – ‘Informal’ Comments

business culture welcomes change, and encourages employees to apply their creative energies.  This sounds simpler than it is, and is a continuous, long term, not overnight process.  We have flattened our decision making structure and empowered our people to make decisions affecting their jobs.  The first evidence of this is the creative energy we unleashed for our new product introductions at the Louisville Show.  The second evidence is the rapidity in the way we are changing the way we do business to fulfill our new visions for RVs and Housing.  The pace of change at Coachmen is really quite startling. Some of the key steps we have taken in the past eight months include:

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“Getting into the field” to talk to - and listen to - our dealers, builders, employees and customers. This may not sound dramatic, but I assure you it is a fundamental change in the way we approach our business.  It includes everybody, including the corporate officers.  In order to serve our customer’s needs, we need to know what their needs are, and the best way to do that is to ask, and listen.  I have heard several times from our distributors, on both sides of our business, “finally, you are listening again.”  This has already resulted in many improvements in how we serve our customers, day-to-day.

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Putting our money where our mouth is, we installed new quality bonus programs that reward genuine improvements in product quality.  This effort has been validated again and again over the past few months by comments from our dealers that they have already seen a remarkable improvement in our product quality.  Our objective is to be best in class in our industries, and along the way, to reduce our warranty costs.  We are on our way to achieving that goal.

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Consolidating our RV production facilities in Fitzgerald, GA, we gave Georgia’s management team an entirely new charge, focused 100% on “SUT’s” or “Toy Haulers.”  They have responded with new products that are taking that product category by storm.  At other locations, our problem is now to increase production rates, especially with respect to Class C’s, and remarkably, with 5th wheels.

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Why? Because we radically changed our product development processes in the RV Group. This resulted in the development of several brand new innovative RV product models that are leading our market share gain.  You can tour several of them right outside after the conclusion of our meeting this morning.  Look for more exciting announcements coming soon in the product development area!

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We recruited a housing team specifically equipped to capture major multi-unit projects. In March, we announced the signing of the contract for Fort Bliss Task 2, and are still pursuing major contracts of many kinds, including condominium/apartment complexes and dormitories as well as, military housing.  We hope to be able to announce additional successes on that front, very soon.

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We also launched an exciting new initiative in response to sharp gasoline price increases and growing concerns over global warming, environmental degradation and fuel availability, to develop products that take advantage of solar energy and biodiesel fuels.  With gasoline predicted to exceed $4.00/gallon this summer, we believe this initiative is extremely timely and can give us a leadership position in both of our business segments.  We will be making additional announcements in a similar vein in the near future.

COACHMEN INDUSTRIES

2007 Annual Meeting – ‘Informal’ Comments

However, big changes also put big stress on an organization.  We have stressed the system, and we have made some mistakes – but we have identified them and are addressing them.  For example, while we reduced our levels of staffing over the last two years, we’ve seen instances recently where we were simply caught short-handed.  This has impacted our performance, but we are dealing with it.  Our people work very hard, and now our challenge is to help them work “smarter.”  We have also had two other problems resulting from the stresses on the organization.  One is that we were unable to ship the new RV models as quickly as we wished.  In part, this was also a result of being caught shorthanded – but in part, it was that we ran a little too fast in our product development process.  In fact, in some cases, we ran ahead of the capability of some of our vendors to respond to our needs.  The second problem is more of a bottom line problem, some of our products may have been too aggressively priced, given their features and the discounting environment in the market – but we deliberately ran that risk.  Let me explain.

Unfortunately, our markets remain in a depressed state in the first quarter.  According to the U.S. Census Bureau, for the first three months of 2007, total single-family housing starts in the Midwest fell 38% while in the South single-family starts fell 28%.  These two regions represent the overwhelming majority of our core markets in the Housing Group, and clearly, such conditions had a considerable detrimental effect on our financial performance in the first quarter.  There is only so much we can do when the homebuyers check out of the market.  On the RV side, the RV market continued to soften in the first quarter.   Our product managers said this week this is the worst Class A market they have experienced in their careers, collectively going back 20 years.  Towables have now seen 8 consecutive months of declining volume in Industry retail sales.

In continuing down markets, the only way we can increase sales is by stealing somebody else’s market share.  The pie is shrinking, not growing – growing means taking somebody else’s slice.  This we set out to do, and we have seen some recent successes, notably in Class C’s, camping trailers, and as well as other product categories.

Nonetheless, for the quarter, our revenues fell 20% to $130 million, even with those gains in market share.  With such low volumes coupled with a discount and incentive rich market for RVs, at the bottom line we generated a loss of $10.4 million.

We expect market conditions remain tough for the foreseeable future, although we have recently seen signs of possible improvement on the motorized side.  If the markets begin to recover, our challenge will be to make enough product quickly enough to fill orders.  In fact, that is precisely our problem right now with Class C’s, fifth wheels and camping trailers.  Except for rear diesels, our backlogs are actually pretty healthy.  We believe this is because we now have much higher quality products, with innovative new features and striking designs, aggressively priced.  However, if the markets remain down, we have reduced our finished goods inventory to the lowest level since 2003, and it is virtually all current inventory.

Still, make no mistake about it, we need increased RV sales, now.  The losses we have incurred due to under-absorption of manufacturing overhead speaks volumes to that point.  As I said, in a down market, the name of the game is increasing our market share – that is the only way we can increase sales.  And, for market share, we must have shelf space.  Our market share in various products, and our shelf space, eroded over the past several years.  Great

COACHMEN INDUSTRIES

2007 Annual Meeting – ‘Informal’ Comments

products don’t do us any good sitting on our factory storage lots.  They need to be on the dealers’ lots.  So in the short term, we deliberately chose market share and shelf space over maximizing margins.  Obviously, that impacted our bottom line performance in the first quarter.  Going forward, we are addressing our “go to market” operational problems, and we will be gradually taking price increases when and where the market allows us to do so.

On the Housing Side, there are several similarities.  We all know the housing markets are at their lowest level in years.  Similar to RV’s, the market that remains appears to have also stepped down to lower priced models, which tend to carry lower margins.  Overhead absorption is also a severe problem due to reduced volume at lower margins.

This week, the economists for the Conference Board have predicted that by the second half of this year, housing will no longer be a drag on the market.  According to them, even though the overhang of unsold homes is still rising, new home construction seems to be stabilizing.  Further, the economists at the NAHB Spring Construction Forecast Conference held in Washington last week, also said they expect the industry to start turning around as early as the second half of this year.  However, one of the panelists said, “There is no question that housing is in a deep recession, but it hasn’t had a big effect on consumer spending.”  Obviously, this panelist is blissfully unaware of the RV markets! So much for experts.  Nonetheless, these economists believe that the quarter which has just ended will probably turn out to be the weakest point of the housing cycle.  They predict a turnaround should materialize in the second half of next year, 2008, but will take a couple more years to fully recover.

Unlike the RV side, we do have a more immediate alternative to pursue while we wait for our traditional markets to recover: major projects.  As part of our soul-searching to develop our new vision and strategy, the management at every plant came to fully recognize both the importance and the potential of major projects for the Coachmen Housing Group.  We have changed, and are changing, our personnel and processes to better seek out, land and perform on these projects.  We have also learned that these projects often have a longer lead time than we even originally expected.  For example, we expected Ft. Bliss shipments to begin in first quarter, in fact, we have just begun to ship those units.  We are currently making proposals for military housing projects for at least four other locations.  In addition to military projects, we are now shipping the first houses to New Orleans that were announced last winter.  And while we are not quite ready to make a formal announcement, we have secured a letter of intent for a major housing project in the Gulf Coast that will bring much needed volume to two of our plants for the remainder of 2007.

Clearly, we have our work cut out for us, and while we are disappointed with our recent financial results, I hope I have helped you understand why, despite these short term results, we are confident we are doing the right things and are headed in the right direction.

In closing, and on behalf of our Directors and Senior Management Team, we want to sincerely thank you, our shareholders, for your continued support, but also for the patience you have shown as we emerge from some particularly trying years.  We also express our deep appreciation to our many customers for the privilege of serving them, and to all our employees who worked so hard in the face of such challenging circumstances in 2006, and who will be a vital part of achieving our goals in 2007.

COACHMEN INDUSTRIES

2007 Annual Meeting – ‘Informal’ Comments

I would also now like to take a moment to recognize one individual in particular, Phil Lux.  Phil is retiring from our Board of Directors, effective this meeting.  Some eons ago, some say close to the dawn of civilization, Phil joined Coachmen when we acquired his company, Lux Furniture Company.  He ascended through the ranks to become President of Coachmen Industries, Inc. and following his retirement from management, continued to serve the Company on its Board of Directors.  Today, after 33 years of continuous service, we bid adieu to a great friend and valuable advisor.  This little token of our appreciation says it all __________ READ.

Thank you, Phil

That concludes our prepared remarks. We will now be glad to entertain your written questions, if any have been submitted.

I’d like to thank all of you for joining us today.  Thank you for your interest, and continued support.   We wish each of you a great day.

(END OF 2007 ANNUAL SHAREHOLDERS’ MEETING)